CERTIFICATION

I, Gilles Addison, hereby certifie that:

     I  have  reviewed  this  amended  quarterly  report  on  Form 10-QSB of GSI
          Technologies  USA  Inc.;

     Based on my knowledge, this report does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial position, results of operations, and cash flows of the issuer as of, and for, the periods presented in this report.

     I am responsible for establishing and maintaining disclosure controls and procedures for the issuer and have:

          Designed such disclosure controls and procedures to ensure that material information relating to the issuer is made known to me, particularly during the period in which the periodic reports are being prepared;
          Evaluated  the  effectiveness  of the issuer's disclosure controls and procedures as of April 30, 2003; and Presented in the report our conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

     I have disclosed, based on my most recent evaluation, to the issuer's auditors and the audit committee of the board of directors (or persons fulfilling the equivalent function):

          All significant deficiencies in the design or operation of internal controls which could adversely affect the issuer's ability to record, process, summarize and report financial data and have identified for the issuer's auditors any material weaknesses in internal controls; and
          Any fraud, whether or not material, that involves management or other employees who have a significant role in the issuer's internal controls; and

     I have indicated in the report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  February 18, 2004


By:  /s/  Gilles Addison
_________________________
Gilles Addison
President & CEO


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